UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 11, 2008

FUND.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-121764	30-0284778
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor
New York, New York 10005
(Address of Principal Executive Offices)

212-618-1633
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2008, Fund.com Inc. (the “Company”) completed the sale of 225,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase 45,000 shares of Common Stock, to Westmoore Capital Group, Series II (“Westmoore”) for gross proceeds to the Company of $450,000 in cash. The sale of the Common Stock and Warrants (the “Offering”) occurred pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) dated as of June 30, 2008, between the Company and Westmoore.  Pursuant to the Purchase Agreement, on or prior to July 31, 2008, Westmoore is required to purchase an additional 750,000 shares of the Company’s Common Stock and receive an additional warrant for 150,000 shares of Common Stock for additional gross proceeds to the Company of $1,500,000 in cash.

The Warrants are exercisable beginning 180 days after the date of their issuance for a period of five years, at an exercise price of $5.00.

In connection with the Offering, Knight Capital Markets LLC (“KCM”) is entitled to a cash fee of 1% of the gross proceeds of the Offering and a warrant to purchase an amount of shares of Common Stock equal to 1% of the number of shares sold in the Offering.

The foregoing descriptions of the Purchase Agreement and the Warrant are qualified in their entirety by reference to the complete documents, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with regard to the issuance of 225,000 shares of the Common Stock to Westmoore is hereby incorporated by reference into this Item 3.02. The foregoing securities were issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and a restrictive legend was placed thereon.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement, dated June 30, 2008 between Fund.com Inc. and Westmoore Capital Group, Series II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM INC.

Date: July 11, 2008	By:	/s/ Raymond Lang
Name: Raymond Lang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Securities Purchase Agreement, dated June 30, 2008 between Fund.com Inc. and Westmoore Capital Group, Series II